AMENDMENT TO ARTICLES OF INCORPORATION
PROVIDING FOR THE NAME CHANGE OF
ING USA ANNUITY AND LIFE INSURANCE COMPANY

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA

AND

COMMISSIONER OF INSURANCE OF THE STATE OF IOWA:

Pursuant to provisions of Section 490.1003, 490.1007 and 508.2 of the Code of Iowa and to effect the name change of the undersigned Corporation, the Corporation adopts the following amendment to its Restated Articles of Incorporation:

I. The name of the Corporation is ING USA Annuity and Life Insurance Company.

II. The following amendment to Article I of the Restated Articles of Incorporation of ING USA Annuity and Life Insurance Company replaces Article I in its entirety.

ARTICLE I
Name of Corporation

The name of the Corporation is Voya Insurance and Annuity Company.

III. The duly adopted Amended Articles of Incorporation, as hereby amended, supersede the Article I of the Articles of Incorporation. The Amendment to the Articles of Incorporation shall be effective on the later to occur of (a) 12:01 a.m. (CDT), September 1, 2014 or (b) 12:01 a.m. (CDT) on the date on which the Amendment to the Articles of Incorporation is filed with the Secretary of State of Iowa.

The amendment to the Articles of Incorporation was duly approved by the Shareholder.

Dated at ____________________________, this ___ day of March, 2014.

ING USA Annuity and Life Insurance Company

_____________________________________
Michael S. Smith, President

_____________________________________
Megan A. Huddleston, Secretary

STATE OF ____________    )
)
COUNTY OF __________    )

On this ___ day of March, 2014, before me, the undersigned, a Notary Public in and for the State of __________, personally appeared Michael S. Smith, to me personally known, who, being by me duly sworn, did say that he is the President of said Corporation executing the within and foregoing instrument to which this is attached, that the seal affixed thereto is the seal of said Corporation; that said instrument was signed and sealed on behalf of said Corporation by authority of its Board of Directors; and that the said Michael S. Smith as such officer acknowledged the execution of said instrument to be the voluntary act and deed of said Corporation, by it and by him voluntarily executed.

_______________________________
Notary Public

STATE OF ____________    )
)
COUNTY OF __________    )

On this ___ day of March, 2014, before me, the undersigned, a Notary Public in and for the State of __________, personally appeared Megan A. Huddleston, to me personally known, who, being by me duly sworn, did say that she is the Secretary of said Corporation executing the within and foregoing instrument to which this is attached, that the seal affixed thereto is the seal of said Corporation; that said instrument was signed and sealed on behalf of said Corporation by authority of its Board of Directors; and that the said Megan A. Huddleston as such officer acknowledged the execution of said instrument to be the voluntary act and deed of said Corporation, by it and by her voluntarily executed.

_______________________________
Notary Public

CERTIFICATE OF APPROVAL
ATTORNEY GENERAL

Pursuant to provisions of the Iowa code, the undersigned approves the Articles of Amendment to the Articles of Incorporation for ING USA Annuity and Life Insurance (effective September 1, 2014) and finds them in conformance with the laws and Constitution of the State of Iowa.

                            THOMAS MILLER
Attorney General of Iowa

______________                By:    ________________________________
Date                            Assistant Attorney General

CERTIFICATE OF APPROVAL
COMMISSIONER OF INSURANCE

Pursuant to the provisions of the Iowa Code, the undersigned approves the Articles of Amendment for ING USA Annuity and Life Insurance Company (effective September 1, 2014).

NICK GERHART
Commissioner of Insurance

______________                By:    ________________________________
Date                            James Armstrong
Deputy Commissioner of Insurance

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